Exhibit 99.2

1	EMMIS COMMUNICATIONS CORPORATION

2	1ST QUARTER EARNINGS CALL

3	9:00 a.m. E.D.T., June 28, 2005

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1	GERRY: Thank you for jointing the Emmis

2	Communications First Quarter Earnings call. I would

3	like to remind all participants this call is being

4	recorded. If you do have any objections, you may

5	disconnect at this time. If you would like to ask a

6	question, please press star one. To withdraw your

7	question, press star two. I would now like to turn

8	the call over to Kate with Emmis. You may begin.

9	KATE: Thank you, Gerry. Good morning. Thank

10	you for joining us for today’s Emmis Communications

11	conference call regarding first quarter earnings. I

12	want to extend a special welcome to all the Emmis

13	employees who are joining us and listening in this

14	morning. And those of you listening in from our

15	website, www.emmis.com.

16	We’ll begin in just a moment with opening

17	comments from Emmis Chairman and CEO, Jeff Smulyan,

18	and CFO Walter Berger. After their opening comments,

19	our conference call moderator will come back on the

20	line to instruct you on how to submit questions.

21	Joining us to help answer your questions this

22	morning are Rick Cummings, President of Emmis Radio,

23	and Randy Bongarten, President of Emmis Television.

24	A playback of the call will be available for the next

25	week by dialing 203-369-3449.

1	This conference call may include forward-looking

2	statements within the meaning of the private

3	securities litigation reform act of 1995. Please refer

4	to Emmis’ public filings with the FCC for more

5	information on the various risks and uncertainties.

6	Additional disclosure related to nongap financial

7	measures can be found under the investor’s tab of our

8	website, www.emmis.com. Jeff?

9	JEFF SMULYAN: Kate, thanks. And I thank

10	everybody for being here today. This has obviously

11	been a significant quarter for us. In the quarter we

12	announced that we would consider alternatives for the

13	disposition of our television group because we felt

14	that Emmis going forward, it needed to be more

15	focused. And also in the quarter, we executed a

16	significant buy-back of almost 40 percent of our

17	common stock because we believe very strongly that

18	the most important investment we can make is in our

19	own assets. We did that. Several other highlights,

20	obviously our radio group had a stellar quarter. We

21	outperformed our markets in six of seven markets.

22	Television, we outperformed our markets in seven of

23	our 11 markets. In radio, we went through the best

24	round of rating books that we’ve ever had, led by the

25	record 12 consecutive number one book at Power In Los

1	Angeles, very strong showing by KISS in New York, our

2	cluster of stations in St. Louis, the best

3	performance of any of the Bob or Jack formats at our

4	station in Austin, a number one overall book in

5	Phoenix, just a stellar — a stellar book. And

6	again, beating our markets by about three percent,

7	beating our industry by a little bit more than that.

8	It’s been a good quarter. It’s been a challenging

9	quarter because we’ve re-focused the company and

10	we’re in that process now, but again, another quarter

11	where our people have shown that they can outperform

12	everybody they compete with. And we believe, going

13	forward, that we’re in very good shape.

14	I also want to mention that our publishing group,

15	especially our city and regional magazines, had a

16	very, very good first quarter. And our international

17	group, led by our network in Hungary, coming off its

18	best year ever, and now going on to another year

19	which looks even better than last year.

20	Remarkable startup in Slovakia. We’re very

21	pleased with the ratings we’re — we surpassed the

22	nationally — the state-owned network with gigantic

23	ratings in our first book out of the box and a very

24	strong debut with our new network in Belgium. So all

25	in all, again, our people continue to perform at the

1	highest levels of their industry. We’re pleased and

2	we believe that as we transition Emmis into a more

3	focused company, that we’ll have a chance to grow.

4	I also want to talk very briefly about going

5	forward. We’re not as bearish on some signs in the

6	radio business as I’ve seen from analysts out there.

7	Our June has been very good, you see the quarters in

8	— March, April and May, our first quarter, and you

9	see those numbers. July has been coming up a little

10	bit lately and we’re a bit bullish on August. So all

11	in all we believe the radio business will do a little

12	bit better this year than I think is being predicted.

13	And with that, I’ll turn it over to Walter

14	Berger.

15	MR. BERGER: Jeff, thank you, and welcome

16	everybody to the call this morning. The — let me go

17	through a couple things, one with respect to some —

18	just some simple housekeeping issues. First, with

19	respect to the first goal for our revenue numbers, we

20	outperformed those numbers for revenue and

21	essentially hit our EPS number too, which was about

22	15 cents.

23	Let’s talk a little bit about the first quarter.

24	I want to give a couple data points for everybody.

25	Jeff talked about the strong performances across the

1	board by each of our respective business units. It’s

2	interesting as I harken back to our call at the

3	fourth quarter where we gave guidance for the first

4	quarter, some people thought our revenue number for

5	radio was too aggressive. It was, and we

6	outperformed it, which is a significant statement

7	again sort of echoes some of Jeff’s positive

8	comments on radio. Our TV business is overcoming not

9	having some political dollars and was contemplated to

10	come in at negative three. We actually beat that

11	number, coming in a little bit better than that. All

12	in all, we overachieved our revenue from the guidance

13	by one and a half percentage points and we

14	overachieved our station operating by four percent.

15	So we tried to drop down some decent incremental

16	operating leverage from that.

17	A couple specifics on the first quarter. Just

18	announced for the ninth quarter in a row, we have our

19	mini less is more thesis, radio rates were up 14

20	percent, sellout was down eight percent, another

21	great statement. In terms of categories, for Q1,

22	auto was flat after coming after two quarters of auto

23	being up. On the positive side, media was up about

24	22 percent and interest going up, banking and

25	mortgage companies were also positive. In terms of

1	the mix of our business, a couple of data points

2	also. National markets were up two percent, Emmis

3	was up two percent. It probably would have been a

4	little bit stronger, but our L.A. national numbers

5	were off a little bit. More importantly though, our

6	local markets were up two percent whereas Emmis was

7	up a very, very strong six percent.

8	A couple other things. In six of the seven

9	markets that we’re in, we gained shares. Chicago

10	stayed flat, which is really good, based on some of

11	the successes that we were contemplating out of that

12	market forthcoming. In terms of market out

13	performance by cluster, New York was up over market

14	by two percent, L.A. four, Phoenix, a very strong 22

15	percent showing once again how we can perform

16	effectively with standalone. St. Louis, four

17	percent, Indy, two percent, and Austin finishing up

18	with a very strong plus eight.

19	A couple of things people had some questions

20	about with respect to our expenses were up a little

21	bit higher. I think when you sort of naturalize or

22	rather neutralize some of the stock comps, you’ll see

23	that our performance is actually a little bit better.

24	We’ve been trying to bring down that number

25	substantially, and if you go to our web page, you’ll

1	see the analysis, and we have been bringing it down.

2	However, as you translate more noncash expenses into

3	cash, it obviously has an adverse effect. The second

4	impact of that was the music license expense due to

5	the new industry agreement which I think most of you

6	guys or people know about since it’s been announced.

7	In TV, a couple other data points. Net revenue

8	was down 2.7, although we got it down three. BCF was

9	down 11.6. However, as I said a second ago, we both

10	overachieved our guidance marginally on the revenue

11	side, but substantially on the BCF.

12	Now, a couple other things that you need to

13	realize when you look at that, national revenue was

14	up 2.1, local and regional was up 7.8, so we’re

15	trying to overcome about $5 million of political

16	dollars in the first quarter, which most of you might

17	not recall, but there was actually strong revenues

18	that came in at that point in time.

19	To give you a couple of other data points, I want

20	to talk about Q2 and then we’ll quickly go into

21	questions. With respect to debt, there’s a marginal

22	increase that dealt with our acquisition in Slovakia,

23	which we’ve talked about, announced earlier this

24	year. I think that’s a good acquisition, it was done

25	on a low multiple basis and we’re looking for strong

1	rate of return on that. Not big dollars, like about

2	$15 or $16 million.

3	On taxes, for those of you that want to sort of

4	do your calculations, continue to use an effective

5	rate of 42 percent, which is what you should do for

6	the year. And CapEx for this quarter was about

7	$4.8 to $5 million for the quarter, should

8	contemplate about nine for the second quarter, and

9	about a balance of about $20 million for the balance

10	of the year. Actually that’s the total for the year.

11	A couple of other things, and now I want to move

12	in quickly to the guidance for the second quarter.

13	Again, this continues to show strong performance in

14	our business. You can look for approximately four

15	percent out of our domestic radio group, almost about

16	a negative two out of our TV group, and that’s

17	offsetting, again, about $4 million of political

18	dollars in the second quarter that we experienced and

19	benefitted from last year. So again, still a very

20	good performance coming out of that.

21	That’s really it in terms of some of the

22	highlights. I think, Jeff, probably at this point it

23	makes more sense to go into Q and A.

24	JEFF: Right, Walter, I think that’s good.

25	KATE: Gerry, we’re ready for questions now.

1	GERRY: Okay, if you would like to ask a

2	question, please press star one. To withdraw your

3	question, press star two. And our first question

4	comes from Victor Miller. You may ask your question.

5	MR. VICTOR MILLER: Good morning. Thank you for

6	taking the question. First on your radio guidance,

7	you had a concert last year in L.A. Does that mean

8	that excluding the concert you’d be up 6.2 percent on

9	the base advertising business? Secondly, on the

10	expense side for second quarter, it seems to outpace

11	the revenue guidance in almost every — I think in

12	every division. Can you talk about what you’re

13	seeing there?

14	WALTER: Sure.

15	MR. VICTOR MILLER: And then lastly, you’ve got,

16	you know, significant leverage now, you actually are

17	not obviously cutting back on expenses grow —

18	expense growth to make your, you know, surge ahead,

19	and that may be some signals that you’re confident in

20	the TV — on the TV sales side. If you could talk

21	about maybe where you are, at least in the process of

22	that, are books out, you know, how far you are in

23	that process. Thanks.

24	WALTER: Yeah, let me — let me answer the first

25	two quickly. What I think Victor is referring to is

1	Power House, which is a concert we do out of Los

2	Angeles, which we typically had scheduled to be in

3	the second quarter. It was moved into the first

4	quarter, it was a success for us, it has been a

5	success for us, and it has typically thrown off

6	substantially higher margins than the core business

7	would. So that impacted us favorably in terms of the

8	first quarter, and maybe in terms of some of the

9	operating leverage in the second quarter, you know,

10	had the adverse effect.

11	Secondly, looking into the second quarter, we had

12	some incremental costs associated with some of our

13	promotions, like Smackfest and so forth, and

14	how we’re looking to resolve some outstanding issues

15	that we have with that. And that represents also an

16	unplanned-for incremental costs, see how it goes

17	forth.

18	I’ll let Jeff talk about the third point, but one

19	of the things I want to say is if you look at our

20	leverage, you know, for the first quarter we felt

21	pretty confident, I think, about five, nine or six

22	times. Everybody has been able to do the math going

23	forward and see that for a short interim period of

24	time, we’ll have leverage somewhere in the eight

25 .	times.

1	Our view is that the business still continues to

2	perform strong. I think the numbers that we’re

3	throwing out there in general, maybe even

4	specifically, outpace the industry exceptionally

5	well, and we’re confident through the divestiture of

6	the TV assets and our performance that this leverage

7	will come down substantially through the balance of

8	the — of the year. Probably to levels of the — you

9	know, the market has not experienced in a long time.

10	JEFF: Yes, and Vic, I mean, obviously, we’re not

11	going to comment exactly on the timetable of our

12	television process. It is moving forward. I think

13	we’ve been pleasantly surprised by the number of

14	people who have expressed interest certainly beyond

15	our thoughts. It is moving forward. You know, when

16	we have something to say, we’ll say it, but it does

17	— I think obviously your point about we’re going to

18	run this business the way we’ve always run it, to

19	make the right investments, we always have this issue

20	in the first quarter and then into the second

21	quarter, some new expenses that come on every year in

22	our businesses. But I would say there is a very,

23	very robust market, a tremendous amount of interest,

24	and we — you know, we’ve made the decision that

25	we’re going to move forward, and I think you’ll see

1	that process move fairly quickly on the television

2	side.

3	VICTOR: Thank you.

4	JEFF: Thanks, Vic.

5	GERRY: Our next question comes from Jonathan

6	Jacobi of Bank of America Securities. You may ask

7	your question.

8	JONATHAN: Good morning.

9	JEFF: Hi, Jonathan. How are you?

10	JONATHAN: Just three questions here. The first,

11	one of your competitors in Los Angeles, who actually

12	was leasing your tower, launched a somewhat format

13	attack in the market. I’m curious to hear sort of

14	your thought in terms of how it might impact revenue,

15	also anything you can give us in terms of color on

16	the lawsuit.

17	Secondly, and this is just a question in terms of

18	data that’s out in the marketplace, the Media

19	Monitor’s data seems to indicate that you guys

20	actually right now are in the top 10 or 20 markets

21	sort of the highest ad minutes, slot loaded. Every

22	quarter we hear that you’re sort of reducing

23	inventory. So I’m wondering sort of — is the data

24	perhaps not getting — you know, there are areas to

25	the data, but your thoughts there. And lastly, if

1	you could tell us on the expected valuation range on

2	the TV assets, and also, do you feel that that has to

3	be a wholesale sale of the business or would you look

4	at selling it piecemeal to potential buyers? Thanks.

5	JEFF: I’ll take those, Jonathan.

6	Number one, the issue in Los Angeles, and we’ve

7	always had a nice relationship with Raul Elacon, Raul

8	came to me and said they wanted to lease space. We

9	really weren’t interested in doing it, we did it as a

10	favor, but under the condition that they notify us.

11	They said look, this is going to be a Spanish station

12	and it won’t be anywhere near you. And it was

13	specifically written into the contract that any

14	format change, we would be notified. They didn’t do

15	that. We feel very strongly that there’s a breach in

16	the contract, feel very strongly that they’re in

17	violation. And, you know, we don’t like to go to

18	court, but we felt that it was such an egregious case

19	that we needed to.

20	As far as the competition, you know, we’ve been

21	dealing with competition out there forever. I think

22	it’s going to have an impact on us. The reggaeton

23	format, even though it’s largely Spanish language,

24	clearly does impact, you know, assimilated Hispanics,

25	and that’s a big part of our audience of Power.

1	We’ve been number one 12 straight books. Do I think

2	we’ll be number one 13, 14? I don’t think so.

3	On the other hand, you know, we’ve had a major

4	competitive battle with KISS, which has moved into

5	our space in Los Angeles. So, you know, this is what

6	we’ve been doing for 25 years and, you know, we’re

7	going to have ups and downs. I think we’ll have a

8	little bit of a down in Los Angeles, on the other

9	hand we’re seeing some — some great signs back at

10	HOT in New York, and we’re seeing great signs in our

11	— in Chicago and Austin and St. Louis and

12	Indianapolis. So to that, not worried.

13	As far as highest ad minutes, I’ve never heard

14	that before. We’ve always been known, I don’t want

15	to say Media Monitors is wrong, we know we’ve run

16	less units at a higher rate, you know, we’ve never

17	been known as people who throw a lot of inventory out

18	there. If it’s possible, you know, on certain day

19	parts and certain situations maybe, but we feel very

20	comfortable. Emmis has never been criticized for

21	being very cluttered. So I’m not saying that there

22	aren’t times when we may run more units than most

23	people, but that’s not our history. And so I’m a

24	little surprised that we would show up highest in any

25	measurement, but you never know.

1	As far as TV valuations, I think the street

2	expects around a $1 billion. I would just say we’re

3	cautiously optimistic we’ll do better than that.

4	There’s been a tremendous amount of interest.

5	Because of the tax situation and our (inaudible) and

6	the structure of our TV group, we have the ability to

7	sell them individually or as a group. We will look

8	at when bids come in and then we’ll do what is in the

9	best interests of everybody. But we have a

10	tremendous amount of flexibility and I would say —

11	since I don’t ever say I’m bullish about anything, I

12	would say I’m a little bit more than cautiously

13	optimistic in this case that we’ll do very well.

14	JONATHAN: Thank you so much.

15	GERRY: Okay, our next question comes from Lee

16	Westerfield of Harris Assets. You may ask your

17	question.

18	LEE: Yes, thank you very much, Jeff and Walter.

19	Good morning. In the domestic radio business,

20	actually to focus here on two markets on New York and

21	Austin if I may, in New York, of course, you’re

22	coming up off of — off of the Tsunami event, if you

23	would, in the first quarter or the calendar first

24	quarter. By my calculations, HOT 97 inventory

25	commercial loads 6 a.m. to 7 p.m. went from seven

1	minutes an hour to 12 minutes an hour in May. The

2	question I have for you is whether the revenue trends

3	have tracked alongside that kind of jump in inventory

4	or whether you’re pricing it at somewhat of a

5	discount, and then your turn here and whether we can

6	look for pricing increases going forward at HOT.

7	And then the following question, if you can

8	remind the audience as to the terms with the Austin

9	cluster, if you choose to buy in the remaining 49 and

10	a half percent, and what the timing and the details

11	are. And then one follow-up question.

12	JEFF: All right, the Austin, we

13	have a benchmark of 18 times, but that is — that is

14	merely a benchmark. We don’t have to buy it and we

15	can make an offer and can accept it or not. We

16	haven’t made a decision. We’re very comfortable with

17	our partnership with Bob and David Sinclair, and

18	really don’t have any intention of buying any of the

19	49 percent. It’s been a wonderful partnership, and

20	as you know, our ratings there have just been

21	spectacular.

22	WALTER: In fact, you know that

23	we’re now the number one biller. In Austin we are

24	now the number one biller.

25	JEFF: So we’ve been very pleased

1	there. As far as the HOT — I mean, you know that we

2	suffered a lot in the — in the fourth quarter of

3	last year and the first quarter, not only in revenue

4	loss, but some certain litigation expenses and, you

5	know, a lot of things. There’s a lot of upside going

6	forward because HOT has dropped. If we compare that

7	upside with what has happened, especially at KISS, we

8	should have a very spectacular time in the next year

9	going forward.

10	And Rick, I don’t know if you’re on the phone,

11	but you might amplify a little further. I know

12	you’re on the phone, but I don’t know how good your

13	connection is.

14	RICK: Yeah, Jeff, can you hear me?

15	JEFF: Yes, we can, Rick, go ahead.

16	RICK: I’m sorry about the nose — the noise

17	folks on this line, but — yeah, in regard to that

18	question, Lee, yes, we have — we have probably

19	discounted a bit on some of the inventory at this

20	point in time, but we think that most of the — the

21	negative impact that this January incident had early

22	in the year on HOT, most of it we’ve weathered at

23	this point, and certainly all of it that we

24	anticipate, I think that we’ve accounted for and gone

25	forward. The — but the timing, as you know,

1	couldn’t have been worse. There were a lot of

2	annuals being set at that point in time, and frankly,

3	HOT missed a number of those. So we have taken — we

4	have taken a significant impact there, more in the

5	first and second quarters than we’ll see in the back

6	half of the year. But we believe we’re passed all of

7	it. Certainly from a rating standpoint, we’ve done

8	fine with that radio station, and we think the back

9	half of the year we’ll begin to recover some of the

10	losses from the first half.

11	And KISS has had such a remarkable run, probably

12	the fastest growing station revenue-wise in all of

13	New York this past 12 months, and because of that,

14	we’ve still been able to outperform the market in

15	spite of the negative impact of HOT.

16	LEE: Terrific, gentlemen. One follow-up

17	question, Walter. The Cap X, if you can give us Cap

18	X by division?

19	WALTER: Most of it comes through

20	the TV side, basically probably around 80 percent of

21	that timeline.

22	LEE: Jeff, Walter, and Rick as well, thank you

23	very much gentlemen.

24	GERRY: Okay, our next question comes from

25	Lorraine Mancini of Merrill Lynch. You may ask your

1	question.

2	LORRAINE: Morning. A couple things. You

3	mentioned that the physical first quarter benefitted

4	from the L.A. event moving forward. Does your New

5	York summer event help offset some of that in Q2, is

6	there any difference there from last year? Also, can

7	you talk a bit about when the new Chicago station

8	might add some additional upside to your numbers, is

9	that a second half event? And then the third thing

10	is expenses. You had indicated that they would be

11	heavier in the first half of the year, and start

12	turning down, I believe on the last call —

13	WALTER: Right.

14	LORRAINE: What type of core growth should we

15	expect once some of these things cycle through, like

16	the record contract and the additional spending on

17	the stations?

18	WALTER: Well, Lorraine, let’s talk about a

19	couple of things. You know, you asked — as I said

20	earlier, and you sort of reiterated, and I think

21	Victor too, we benefited in the first quarter by the

22	timing of Power House in the presence in the first

23	quarter. In the second quarter, Summer Jam, you

24	know, we had big numbers last year and I think we had

25	sort of comparable numbers this year. So you’re not

1	going to see tremendous incremental difference year

2	over year.

3	A couple things too that added incremental costs,

4	is as you know, we flipped some formats over the last

5	week, and we’ve had great success, whether it’s Bob

6	in Austin or now Hank in Indianapolis. And because

7	of those successes, we want to make sure that we just

8	don’t have a quick jump and not the same rating

9	successes. But we’ve — we’ve decided to allocate to

10	those formats. I mean, the worst thing to do is to

11	book a format, have some nice success and then lose

12	it because we didn’t really manage it well. So we’ve

13	decided to do that.

14	You know, I think what you should do is you

15	should probably go back and look at — we don’t give

16	forward guidance that far out. But you should really

17	look at what you said, a hopefully lower level

18	expenses going forward. I think one of the things,

19	though, to look at though, is when you look at our

20	guidance in the — in the first quarter, when we feed

21	our guidance, that we’re feeding it, you know,

22	through decent operating leverage relationships, and

23	I think that’s what we’ve tried to show.

24	WALTER: Yeah, and Lorraine, as far

25	as Chicago, you know, as we said, we beat the market

1	handily in six of our seven markets. Chicago has

2	been the lagger. We believe that in this last

3	quarter, we’re starting to see the turn — the corner

4	turn. There does appear to be some upside. The loop

5	has had some good trends, Q101 has had some good

6	trends, our direct competitor, the Zone, is off a bit, so

7	we believe that there’s — there’s some pretty good

8	upside in Chicago. That — if you look at the

9	potential, given the history of the Loop and Q101,

10	the upside there is really quite significant. And we

11	— we — you know, it’s hard to predict that it’s

12	coming, but we’re moving in the right direction. And

13	if we do that, you know, then we think it’s going to

14	be a better year than we’re certainly willing to

15	forecast now.

16	WALTER: You know, Lorraine, one of the things

17	that I said about Chicago is with respect to how

18	Emmis performed against the balance of this market.

19	We significantly outperformed, with the exception of

20	Chicago, each of our markets. But we can declare

21	victory by the fact that Chicago performed on par

22	with its respective market, which has been a long

23	time. And so you can see the trends are already

24	starting to migrate in the right direction and, you

25	know, as we said consistently since probably last

1	November, this is going to prove out to be, in our

2	minds and our thoughts, a very successful transaction

3	for us, where they’re going to very capably

4	rationalize that market for us.

5	LORRAINE: Okay, and I have one follow-up. You

6	have — I believe you had Howard Stern on one

7	station. Have you guys thought about what the impact

8	might be of losing him?

9	JEFF: Well, we’ve worked through

10	it, you know, and we’ve gotten some ideas. That has

11	not been one of our largest stations, but clearly

12	we’re working on plans. Rick, I don’t know if you

13	want to amplify that a little bit more.

14	RICK: Yeah, sorry again for the lag, but yeah,

15	it’s one station in St. Louis, we already have gone

16	well down the road talking about a replacement for

17	Howard. We believe we know who that is. If we can

18	get — work a deal, we think we’ll be very

19	competitive there. But I still believe that we’ll

20	take some — some hit of the adult numbers. That

21	radio station has been an 1849 performer, but we

22	really think that it’s — it’s a rank point — a rank

23	position, there is nothing too significant. And as

24	most of our dollars still come from (inaudible) and

25	will continue to be (inaudible). So I don’t think

1	it’s going to be significant for us.

2	LORRAINE: Thank you.

3	GERRY: Okay, our next question comes from

4	Michael Kopenski of A.G. Edwards. You may ask your

5	question.

6	MR. KOPENSKI: Thanks a lot for taking the

7	question, and congratulations. I know it’s been a

8	difficult marketing, I think you’ve done a great job.

9	I want to — if you could talk a little bit about the

10	patience that you indicated, kind of going into the

11	next quarter. I was just wondering if you’re

12	starting to see signs that national is starting to

13	pick up a little bit better, particularly referred

14	from some of my contacts, that some of the

15	categories, particularly auto, seems to be coming in

16	a little bit better as we get into the late summer,

17	and was just wondering if you could talk about

18	particular categories as well. And then I have a

19	couple of quick follow-ups.

20	WALTER: Do you have any other

21	questions, Mike, you want to address before we go

22	through this?

23	MR. KOPENSKI: The other question I had was about

24	Emmis’ interest in any of the Disney radio stations,

25	if you could talk a little bit about if you were in

1	the hunt for those stations as well as maybe for your

2	networks as well or if it’s just the stations.

3	JEFF: Okay. I’ll do the latter,

4	you do the first.

5	WALTER: Okay. With respect to the

6	categories in my opening comments, I said that auto

7	was essentially flat versus the first quarter of the

8	prior year which is sort of a — I think positive

9	because there was some contemplation that perhaps for

10	radio could actually be negative. Now, what’s

11	interesting is on our TV numbers auto is actually up.

12	But, you know, auto for us at this time represents

13	about 14 percent of our total revenue. And our top

14	10 categories add up to about 69 percent.

15	But categories that were up included in media,

16	which includes advertising on radio by either cable

17	TV or newspaper, restaurants were up a little bit,

18	banks, credit cards and mortgages were up

19	substantially for us, which is our fourth category.

20	Movies and videos were also up. And that probably

21	one of the areas that was off a little bit was

22	cellulars and pager services, which, you know, based

23	on conversations we’ve had, Mike, that’s probably not

24	coming as a surprise to anybody.

25	Another area that I thought was also pretty

1	encouraging was department stores and clothing were

2	up. And the reason I say that is that I look at some

3	of the categories, I focus more on what are driven

4	more by retail, so it’s an indication of consumer

5	confidence and things like that. And I think there

6	were a number of signs that really helped.

7	Now, in terms of your question on national

8	versus, you know, performance, one of my opening

9	comments was that the national markets were up two

10	percent and Emmis is up two percent. I think we

11	would have actually been up stronger, but our

12	performance in L.A. for a host of reasons wasn’t

13	nearly as strong. And we’re beginning to see some of

14	those trends come back, and I think they’re very

15	favorable, not just for us, but for the industry as a

16	whole.

17	JEFF: Mike, as to this Disney

18	thing. You know, it’s funny, normally — I’ve been

19	doing this for 25 years, and normally most

20	transactions are not in the — you know, in the

21	public eye. This one, for some reason obviously

22	because it’s Disney has had a lot of speculation.

23	We’ve all seen the stories, you know, recently this

24	morning, talk about Mel Karmazin and Sirius, Entercom, Cox, Citadel, everybody.

25	I’ve seen the stories about us — I saw one recently

1	which talked about the fact that it was the dream

2	match up for Emmis because the match up of Emmis’

3	stations in the largest market was a perfect pair

4	with ABC and that only Emmis could help transform a

5	network because of this large market focus. Those

6	are nice things to see. And we clearly, you know,

7	know the Disney people, like them an awful lot. John

8	here is a wonderful guy and a great broadcaster.

9	Having said all that, you know, I’ve been doing this

10	long enough that, you know, we all talk, we all look

11	at everything. I don’t really know if the Walt

12	Disney company has made a decision, if they’re going

13	to make changes in radio. If they do, they’ll talk

14	to all of us and we’ll just see. I think any — any

15	thoughts that it would, you know — sure, the match

16	up would be intriguing for both companies, but I

17	think, you know, we’ll just, you know, do our job.

18	Right now our job is to keep operating our

19	businesses, and if there are opportunities that make

20	sense for our people and their people, then we’ll

21	pursue them.

22	MR. KOPENSKI: Great, thank you very much.

23	GERRY: Okay, our next question comes from Marcy

24	Risiker of Wachovia Securities. You may ask your

25	question.

1	MARCY: Good morning, and welcome to Nantucket.

2	JEFF: Thank you, thank you.

3	It’s a pleasure to be here.

4	MARCY: I was wondering what your thoughts are

5	regarding your publishing segment. Have you

6	considered selling these assets as well to be a true

7	radio pure play? And my second question is, once you

8	sell your TV assets and your leverage does come down,

9	you’ll be heavily concentrated in New York City and

10	L. A., what plans do you have for diversification?

11	JEFF: Well, Marcy, you know,

12	it’s funny. We love our magazine business. Our city

13	and regional business has been very, very good. We

14	have great franchises and they’re franchises that

15	have been able to maintain their position for a long,

16	long time. We have absolutely no interest in doing

17	anything now. I’ve learned in life you never say

18	never, but we feel very good.

19	As for concentration, you know, we’ve been

20	dealing with that issue for a long time. You know,

21	gosh, you’ve got a lot in New York, gosh, you’ve got

22	a lot in L.A, now we have a lot in Chicago and St.

23	Louis. We’ll see what happens. I have to say that,

24	you know, the key to this company has always been

25	great operations. We attract wonderful people. And,

1	you know, conventional wisdom was when we made the

2	trade with Bonneville, that we absolutely had to get

3	out of Phoenix. And lo and behold, we stayed in

4	Phoenix because we’ve got a good team at Power 92

5	there, and in the last rating book, for the first

6	time in its history, that station went to number one.

7	As a standalone with all of the companies, with

8	all the clusters in Phoenix, we have the number one

9	radio station there. So sure, I know that Walter

10	says format diversification, market diversification,

11	but I think we demonstrated over and over again that

12	when you attract great people and a really great

13	culture that I’m very proud of, that we’ll perform

14	wherever our market and format concentration is. And

15	I feel very comfortable with that. Opportunities —

16	MARCY: Thank you.

17	JEFF: Marcy, let me say one more

18	thing, if opportunities to expand occur, it would be

19	nice. But, you know, we’ve demonstrated that we’re

20	not just going to do anything and everything.

21	Thanks, Marcy.

22	MARCY: Thank you.

23	KATE: Gerry, we have time for one last question.

24	GERRY: Thank you, and our next question comes

25	from Mark Winkos. You may ask your question.

1	MARK: Thank you. Good morning.

2	JEFF: Hi, Mark.

3	MARK: First question, on average across your

4	whole portfolio, what percentage of the 60 do you get

5	in rate on a 30-second spot? And then secondly, on

6	leverage, you mentioned that as a TBS a disposed

7	leverage is likely to come down to levels, you said,

8	not seen by the market in a long time. In that

9	light, what do you see the appropriate leverage for

10	your core business and what reasons would support not

11	just leaving the leverage at a higher level, like

12	around six times, and just continue to buy into

13	stock?

14	JEFF: Well, I think as far as

15	the — you know, the core rate, historically radio

16	30s have been priced at 80 percent of 60. There’s a

17	great debate about that now. Advertisers say we’re

18	not paying more than 50, 55 percent. The dust really

19	hasn’t settled, so it’s really hard to get enough

20	data. And as we’ve always said, we’ve been

21	consistent and said look, we will — we will sell

22	what makes sense for our advertisers. If the price

23	doesn’t make sense for us at a certain rate, we won’t

24	— we won’t do it. But I applaud clear channel for

25	trying to reduce more people to 30s. You know, it

1	all depends on the market’s willingness to go there.

2	As far as leverage is concerned, obviously we

3	made a conscious decision that we knew where we were

4	in our television discussions and what was likely to

5	occur. We felt pretty confident about the numbers we

6	would get. And we felt that the best investment we

7	could make by far was owning our own stock. It was

8	so terribly underpriced, it still is. I think once

9	the television divestiture is done, the leverage of

10	the company will be very, very low, probably lower

11	than most people calculate, and I think then we’ll

12	just — we’ll sit down and see. If the stock is

13	still depressed, we certainly will think about it,

14	but we’re also going to look at all of our other

15	alternatives.

16	WALTER: You know, Mark, one of the

17	things that’s interesting, and again, it’s difficult

18	to foresee what the value of the TV divestitures will

19	bring us, but, you know, using sort of the pervasive

20	numbers that are out there, looking at our leverage

21	post the transaction, you will have essentially a

22	pure play radio business with probably one of the

23	highest quality balance sheets out there. And so I

24	think it’s going to force people to re-look at our

25	company in terms of value and the multiples that we

1	should, you know, aspire to a little differently than

2	has been in the past.

3	And Marcy asked the question about concentration

4	in two markets. Obviously New York, Los Angeles adds up

5	that way, but I think what shouldn’t be lost is the

6	performance that we get out of a number of other

7	significantly large markets, whether St. Louis or

8	Austin or so forth. And probably, as we talked about

9	on many occasions, the upside we get out of Chicago.

10	So you look at that, the upside of Chicago, the

11	return of New York vis-a-vis post Tsunami, the lower

12	leverage which is going to give us a whole bunch of

13	flexibility plus improving our free cash flow, this

14	is a really pretty compelling story going forward.

15	And I don’t want — you know, and I hope it’s not

16	lost on people, that that’s the direction that we’re

17	going. So make it much easier for you to evaluate

18	us, the quality of our assets and our balance sheets

19	going forward, and that’s one of our thesis here.

20	MARK: Understood. Thank you.

21	KATE: Jeff, before your closing comment, I just

22	wanted to remind everyone that a replay of the call

23	will be available until next Tuesday, July 5th, and

24	that number again is 203-369-3449 or by visiting the

25	Emmis website. Jeff?

1	JEFF SMULYAN: Thanks, Kate. This has obviously

2	been a fascinating quarter. It was a very difficult

3	decision to make about moving out of the television

4	business. But we felt that the challenges that

5	American television faced needed to be — to be

6	solved by companies with a more singular focus to

7	tackle those challenges.

8	We believe that at Emmis we have a unique group

9	of assets in radio and that we have a unique group of

10	people in our culture. And I’ve said before, being

11	named one of Fortune’s top 100 places to work in this

12	country is one of the hallmarks of the history of

13	Emmis. I couldn’t be prouder of it because it speaks

14	of a culture that I think produces great results for

15	people.

16	We believe that as we transition into a more

17	singularly focused radio company, while not

18	forgetting the great franchises we have in city and

19	regional magazines, that we will be able to help move

20	the radio business into an era of better growth. We

21	think we’re poised to do that, we think we’ll have

22	the balance sheet, we know we have the people and we

23	know we have the assets, and we want to help move

24	radio into a new era with a little bit more

25	leadership, and we think that opportunity is there.

1	And it’s there because our people, this quarter, as

2	in all of the previous years that I’ve been

3	associated with this company since we started it,

4	have been able to demonstrate that we know our

5	businesses as well as anybody, and we have a group of

6	people who perform at the highest levels always. And

7	I thank them for that and I thank you for being on

8	this call.

9	(Tape ended.)

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